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                                                                       EXHIBIT 5



                             Jackson Walker L.L.P.
                          901 Main Street, Suite 6000
                              Dallas, Texas 75202

                                 June 18, 2001

DATA RACE, Inc.
6509 Windcrest, Suite 120
Plano, Texas 75024

          We have acted as counsel to DATA RACE, Inc. (the "Company") in connection with the preparation for filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended. The Registration Statement relates to 500,000 shares of the Company's Common Stock, without par value (the "Common Stock"), available to be issued under the Company's Consultant and Advisor Stock Plan (the "Plan"). The shares to be issued upon exercise of the options granted under the Plan are hereinafter collectively referred to as the "Plan Shares."

          We have examined such corporate records, documents, instruments and certificates of the Company and have received such representations from the officers and directors of the Company and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents, instruments, records and certificates submitted to us as originals.

          We have further assumed that: (i) all applicable state securities laws will have been complied with, as of the date of issuance of the Plan Shares in accordance with the terms of the Plan; (ii) at the time of issuance of the Plan Shares under the Plan, the Company will have sufficient authorized, but unissued shares of Common Stock available for issuance; (iii) the issuance of Plan Shares under the Plan will be made in accordance with the terms of the Plan and any other applicable documents; (iv) the shares of Common Stock issued under the Plan will be evidenced by appropriate certificates properly executed and delivered; and (v) the terms approved by the Board of Directors or a committee thereof in connection with the issuance of Plan Shares under the Plan constitutes valid consideration for the Plan Shares.

          Based upon the foregoing, we are of the opinion that the Plan Shares will, if, as, and when issued pursuant to the Plan, be validly issued, fully paid and non-assessable shares of Common Stock of the Company. We consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the heading "Legal Opinion" in the Information Statement forming a part thereof.


                            Very truly yours,



                            /s/ Jackson Walker L.L.P.
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